UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

Image International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-189359	90-1126431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St. Suite 205, Blaine, WA 98230

(Address of Principal Executive Offices) (Zip Code)

518-638-8192

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective August 1, 2017, Image International Group, Inc., (the “Company”) reports the resignation of Geoff Armstrong from the positions of President, Chief Executive Officer, Secretary and Director. His resignation is not the result of any disagreements with the Company.

Additionally, the Company announces the appointment of Mr. Hoi Ming Chan to the position of President, Chief Operating Officer, Secretary and Director.

Hoi Ming Chan, President, Chief Operating Officer, Secretary and Director

Hoi Ming Chan started his career in Hong Kong early in 1990s as sales manager of a music bookstore and involved in the publishing of music masterpieces. In April 1985, he moved to Toronto, Canada and opened a retail clothing store. Later he was employed by Imagination Magazine as Chief Editor. Then he returned to Hong Kong in 1991 with his family and worked as Executive Director of Wise Faith Co Ltd. In November 1998, Hoi Ming returned to Toronto, Canada where he started a property investment and management company that purchased its first industrial–commercial property in Scarborough, Ontario. The property was converted and sold as condominium generating solid profits for the company. In July 2000, the company purchased another property in Toronto which became his last acquisition in this field as Mr. Chan directed his attention towards renewable energy projects in China.

From January 2002 to March 2008, Mr. Chan was the Chairman and President of Cambridge Education Group, and Chairman of Cambridge Institute of Science and Technology. Mr. Chan is an inventor of new energy technologies, he has many individual registered patented technology certificates pertaining to the environmental and energy aspects. Mr. Chan has successfully obtained the registration of several patent rights in China from 2000 to 2004 which include : 1. Application no. 2010301433277 for wind generator; 2. Application no. 2010301734217 for wind turbine; 3. Application no. 201020222960X for multi-generator; 4. Application no. 2010202577523 for new wind turbine; 5. Application no. 201020295451X for vehicle with self-generating water treatment system; 6. Application no. 2011200195533 and 2011100235910 for one kind of wind, solar and biomass co-generation system. All these contributed significantly to his business in this field. Also, Mr. Chan has participated in a number of waste disposal plants in Shijiazhuang China beginning in February 2007 and has been working on power generation projects from March 2010 to present. Mr. Chan is an advocate of new environmental protection energy technology, research, and work on commercial applications in China in order to establish a new energy research, development and manufacturing base within the country beginning with a project in co-operation with Dalian Xinbao Biomass Co Ltd.

Mr. Chan is a respected businessman and maintains the backing of the senior level of Chinese government as the country moves towards reducing its carbon footprint. He speaks fluent Cantonese, Mandarin and English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2017

IMAGE INTERNATIONAL GROUP, INC.

/s/ Hoi Ming Chan
Hoi Ming Chan
President, Chief Operating Officer, Secretary, Director